                                                               EXHIBIT 4.2


                                                                       PLAN #003

                                  STANDARDIZED

                               ADOPTION AGREEMENT

                                    REGIONAL
                    PROTOTYPE CASH OR DEFERRED PROFIT-SHARING
                                 PLAN AND TRUST

                                  SPONSORED BY

                        LBMC EMPLOYEE BENEFITS GROUP, LLC

The Employer named below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Regional Prototype Plan and Trust Basic Plan Document #R1.

1.       EMPLOYER INFORMATION

         NOTE: If multiple Employers are adopting the Plan, complete this section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

         (a)      NAME AND ADDRESS:

                  FRANKLIN NATIONAL BANK
                  230 PUBLIC SQUARE
                  FRANKLIN, TN  37064

         (b)      TELEPHONE NUMBER:                  (615)790-2265

         (c)      TAX ID NUMBER:                     62-1376027

         (d)      FORM OF BUSINESS:

                  [ ]      (i)      Sole Proprietor

                  [ ]      (ii)     Partnership

                  [X]      (iii)    Corporation


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                  [ ]      (iv)     "S" Corporation (formerly known as
                                    Subchapter S)

                  [ ]      (v)      Other:

         (e)      NAME(S) OF INDIVIDUAL(S) AUTHORIZED TO ISSUE
                  INSTRUCTIONS TO THE TRUSTEE/CUSTODIAN:

         (f)      NAME OF PLAN: FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS
                  PLAN

         (g)      THREE DIGIT PLAN NUMBER
                  FOR ANNUAL RETURN/REPORT:       001

2.       EFFECTIVE DATE

         (a)      This is a new Plan having an effective date of           .

         (b)      This is an amended Plan.

                  The effective date of the original Plan was MARCH 1, 1990.

                  The effective date of the amended Plan is JANUARY 1, 1998.

         (c) If different from above, the Effective Date for the Plan's Elective Deferral provisions shall be_________.

3.       DEFINITIONS

         (a)      "Collective or Commingled Funds"

                  [X]      (i)      Not Applicable - Non-Institutional Trustee.

                  [ ]      (ii)     Investment in collective or commingled funds
                                    as permitted at paragraph 13.3(b) of the Basic Plan Document #R1 shall only be made to the following specifically named fund(s):





                  Funds made available after the execution of this Adoption Agreement will be listed on schedules attached to the end of this Adoption Agreement.

         (b)      "Compensation" [paragraph 1.12]

                  (i) Compensation Measurement Period - Compensation shall be determined on the basis of the:


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                           [X]      (1)     Plan Year.

                           [ ]      (2)     Employer's Taxable Year.

                           [ ]      (3)     Calendar Year.

                           Compensation shall be determined on the basis of the following safe-harbor definition of Compensation in IRS Regulation Section 1.414(s)-1(c):

                           [X]      (4)      Code Section 6041 and 6051
                                             Compensation,

                           [ ]      (5)      Code Section 3401(a) Compensation,
                                             or

                           [ ]      (6)     Code Section 415 Compensation.

                  (ii)     Application of Salary Savings Agreements:

                           Compensation shall exclude Employer contributions made pursuant to a Salary Savings Agreement under:

                           [ ]      (1)      Not applicable, no such agreement
                                             exists.

                           [X]      (2)      Not applicable, no Employer
                                             contributions made pursuant to a
                                             Salary Savings Agreement shall be
                                             excluded.

                           [ ]      (3)      A Cash or Deferred Profit-Sharing
                                             Plan under Code Section 401(k) or
                                             Simplified Employee Pension under
                                             Code Section 402(h)(1)(B).

                           [ ]      (4)      A flexible benefit plan under Code
                                             Section 125.

                           [ ]      (5)      A tax deferred annuity under Code
                                             Section 403(b).

                  (iii)    Maximum Compensation

                           For purposes of the Plan, Compensation shall be limited to $_______, the maximum amount which will be considered for Plan purposes. [If an amount is specified, it will limit the amount of contributions allowed on behalf of higher compensated Employees. Completion of this section is not intended to coordinate with the $200,000 limit of Code Section 415(d), thus the amount should be less than the $200,000 limit as adjusted for cost-of-living increases.]

         (c)      "Entry Date" [paragraph 1.30]

                  (i) The first day of the Plan Year during which an Employee meets the eligibility requirements.



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                  (ii)     The first day of the Plan Year nearest the date on
                           which an Employee meets the eligibility requirements.

                  (iii) The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

                  (iv) The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed 1/2 year and the age requirement at 4(b)(ii) may not exceed 20-1/2.

                  (v) The first day of the month coinciding with or following the date on which an Employee meets the eligibility requirements.

                  (vi) The first day of the Plan Year, or the first day of the fourth month, or the first day of the seventh month or the first day of the tenth month, of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

                  Indicate Entry Date(s) to be used by specifying option from list above:

                  Type of Contribution(s)                                               Entry Date(s)
                  -----------------------                                               -------------
                  For Discretionary Profit-Sharing Contributions
                  under 7(e), (f) and (g)                                                     VI*
                                                                                        -------------

                  For all other contributions (Option (i) not
                  available for these contributions)                                          VI*
                                                                                        -------------

         *EMPLOYEES HIRED BETWEEN 10/01/97 AND 12/31/97 WILL ENTER THE PLAN
          EFFECTIVE 01/01/98.

         (d)      "Hour of Service" [paragraph 1.41]

                  Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

                  [X]      (i)      On the basis of actual hours for which an
                                    Employee is paid or entitled to payment.

                  [ ]      (ii)     On the basis of days worked.
                                    An Employee shall be credited with ten (10)
                                    Hours of Service if under paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the day.


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                  [ ]      (iii)    On the basis of weeks worked.
                                    An Employee shall be credited with
                                    forty-five (45) Hours of Service if under paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the week.

                  [ ]      (iv)     On the basis of semi-monthly payroll
                                    periods. An Employee shall be credited with ninety-five (95) Hours of Service if under paragraph 1.41 of the Basic Plan Document
                                    #R1 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

                  [ ]      (v)      On the basis of months worked.
                                    An Employee shall be credited with
                                    one-hundred-ninety (190) Hours of Service if under paragraph 1.41 of the Basic Plan
                                    Document #R1 such Employee would be credited with at least one (1) Hour of Service during the month.

         (e)      "Limitation Year" [paragraph 1.44]

                  The 12-consecutive month period commencing on JANUARY 1 and ending on DECEMBER 31.

                  If applicable, the Limitation Year will be a short Limitation Year commencing on ___________ and ending on _____________. Thereafter, the Limitation Year shall end on the date last specified above.

         (f)      "Net Profit"

                  [X]      (i)      Not applicable (profits will not be required
                                    for any contributions to the Plan).

                  [ ]      (ii)     As defined in paragraph 1.48 of the Basic
                                    Plan Document #R1.

                  [ ]      (iii)    Shall be defined as:

                                    ------------------------------------------

                                    (Only use if definition in paragraph 1.48 of the Basic Plan Document #R1 is to be superseded.)

         (g)      "Plan Year" [paragraph 1.57]

                  The 12-consecutive month period commencing on JANUARY 1 and ending on DECEMBER 31.

                  If applicable, the Plan Year will be a short Plan Year commencing on ___________ and ending on __________________.
                  Thereafter, the Plan Year shall end on the date last specified above.


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         (h)      "Qualified Early Retirement Age"

                  For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [X] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

         (i)      "Qualified Joint and Survivor Annuity"

                  The safe-harbor provisions of paragraph 8.7 of the Basic Plan Document #R1 [X] are [ ] are not applicable. If not
                  applicable, the survivor annuity shall be   % (50%, 66-2/3%,
                  75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

         (j)      "Taxable Wage Base" [paragraph 1.63]

                  [X]      (i)      Not Applicable - Plan is not integrated with
                                    Social Security.

                  [ ]      (ii)     The maximum earnings considered wages for
                                    such Plan Year under Code Section 3121(a).

                  [ ]      (iii)      % (not more than 100%) of the amount
                                    considered wages for such Plan Year under Code Section 3121(a).

                  [ ]      (iv)     $   , provided that such amount is not in
                                    excess of the amount determined under
                                    paragraph 3(j)(ii) above.

                  [ ]      (v)      For the 1989 Plan Year $10,000. For all
                                    subsequent Plan Years, 20% of the maximum earnings considered wages for such Plan Year under Code Section 3121(a).

                  NOTE: Using less than the maximum at (ii) may result in a change in the allocation formula in Section 7.

         (k)      "Valuation Date(s)"

                  Allocations to Participant Accounts will be done in accordance with Article V of the Basic Plan Document #R1:

                  (i)      Daily                 (v)      Quarterly

                  (ii)     Weekly                (vi)     Semi-Annually

                  (iii)    Monthly               (vii)    Annually

                  (iv)     Bi-Monthly

                  Indicate Valuation Date(s) to be used by specifying option from list above:

                  Type of Contribution(s)                                       Valuation Date(s)
                  -----------------------                                       -----------------
                  After-Tax Voluntary Contributions [Section 6]
                                                                                      -----
                  Elective Deferrals [Section 7(b)]                                     V
                                                                                      -----
                  Matching Contributions [Section 7(c)]                                 V
                                                                                      -----
                  Qualified Non-Elective Contributions [Section 7(d)]                   V
                                                                                      -----
                  Non-Elective Contributions [Section 7(e), (f), (g)]                   V
                                                                                      -----
                  Minimum Top-Heavy Contributions [Section 7(i)]
                                                                                      -----

         (l)      "Year of Service"

                  (i) For Eligibility Purposes: The 12-consecutive month period during which an Employee is credited with 0 (not more than 1,000) Hours of Service.

                  (ii) For Allocation Accrual Purposes: The 12-consecutive month period during which an Employee is credited with * (not more than 1,000) Hours of Service. (For Plan Years beginning in 1990 and thereafter, if a number greater than 501 is specified, it will be deemed to be 501.)

                  (iii) For Vesting Purposes: The 12-consecutive month period during which an Employee is credited with 1000 (not more than 1,000) Hours of Service.

4.       ELIGIBILITY REQUIREMENTS [ARTICLE II]

         (a)      Service:

                  (i) For Elective Deferrals, and Required Voluntary Contributions or Employer Contributions [unless specified otherwise at (ii) below]:

                           [ ]      (1)      The Plan shall have no service
                                             requirement.

                           [X]      (2)      The Plan shall cover only Employees
                                             having completed at least 3 MONTHS
                                             [not more than three (3)] Years of
                                             Service. If more than one (1) is
                                             specified, for Plan Years beginning
                                             in 1989 and later, the answer will
                                             be deemed to be one (1).


*500 HOURS FOR EMPLOYER PROFIT SHARING CONTRIBUTIONS;
  0 HOURS FOR EMPLOYER MATCHING CONTRIBUTIONS

                  Not more than three (3) years may be specified. If more than two (2) years is specified, for Plan Years beginning in 1989 and later, the requirement will be deemed to be two (2) years.

                  NOTE: If the eligibility period selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such period. Participants will be eligible for Top-Heavy minimum contributions after the period in (i) above, assuming they satisfy the other requirements of this Section 4.

         (b)      Age:

                  [ ]      (i)      The Plan shall have no minimum age
                                    requirement.

                  [X]      (ii)     The Plan shall cover only Employees having
                                    attained age 21 (not more than age 21).

         (c)      Classification:

                  The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

                  [X]      (i)      No exceptions.

                  [ ]      (ii)     The Plan shall exclude Employees included in
                                    a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term
                                    "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

                  [ ]      (iii)    The Plan shall exclude Employees who are
                                    nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United
                                    States.

         (d)      Employees on Effective Date:

                  [ ]      (i)      Not Applicable. All Employees will be
                                    required to satisfy both the age and Service requirements specified above.

                  [ ]      (ii)     Employees employed on the Plan's Effective
                                    Date do not have to satisfy the Service
                                    requirements specified above at [ ] (a)(i), [ ] (a)(ii), [ ] both.

                  [ ]      (iii)    Employees employed on the Plan's Effective
                                    Date do not have to satisfy the age
                                    requirements specified above.

5.       RETIREMENT AGES

         (a)      Normal Retirement Age:

                  If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer imposed mandatory retirement age.

                  [X]      (i)      Normal Retirement Age shall be 65 (not to
                                    exceed age 65).

                  [ ]      (ii)     Normal Retirement Age shall be the later of
                                    attaining age (not to exceed age 65) or the (not to exceed the 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

         (b)      Early Retirement Age:

                  [X]      (i)      Not Applicable.

                  [ ]      (ii)     The Plan shall have an Early Retirement Age
                                    of _____ (not less than 55) and completion of _____ Years of Service.

6.       EMPLOYEE CONTRIBUTIONS [ARTICLE IV]

         [X]      (a)      Participants shall be permitted to make Elective
                           Deferrals in any amount from 1% up to 15% of their Compensation.

                           If (a) is applicable, Participants shall be permitted to amend their Salary Savings Agreements to change the contribution percentage as provided below:

                           [ ]      (i)     On the Anniversary Date of the Plan,

                           [ ]      (ii)     On the Anniversary Date of the Plan
                                             and on the first day of the seventh
                                             month of the Plan Year,

                           [X]      (iii)    On the Anniversary Date of the Plan
                                             and on the first day following any
                                             Valuation Date, or

                           [ ]      (iv)    Upon 30 days notice to the Employer.

         [ ]      (b)      Participants shall be permitted to make after tax
                           Voluntary Contributions.

         [ ]      (c)      Participants shall be required to make after tax
                           Voluntary Contributions as follows (Thrift Savings
                           Plan):

                           [ ]      (i)      % of Compensation.

                           [ ]      (ii)     A percentage determined by the
                                             Employee on his or her enrollment
                                             form.

         [ ]      (d)      If necessary to pass the Average Deferral Percentage
                           Test, Participants [ ] may [ ] may not have Elective
                           Deferrals recharacterized as Voluntary Contributions.

                  NOTE: The Average Deferral Percentage Test will apply to contributions under (a) above. The Average Contribution Percentage Test will apply to contributions under (b) and (c) above, and may apply to (a).

7.       EMPLOYER CONTRIBUTIONS AND ALLOCATION THEREOF

         NOTE: The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.

         (a)      Profits Requirement:

                  (i)      Current or Accumulated Net Profits are required for:

                           [ ]      (A)     Matching Contributions.

                           [ ]      (B)     Qualified Non-Elective
                                            Contributions.

                           [ ]      (C)     discretionary contributions.

                  (ii)     No Net Profits are required for:

                           [X]      (A)     Matching Contributions.

                           [X]      (B)     Qualified Non-Elective
                                            Contributions.

                           [X]      (C)     discretionary contributions.

                  NOTE: Elective Deferrals can always be contributed regardless of profits.

[X]      (b)      Salary Savings Agreement:

                  The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum percentage is specified in Section 6 above.

                  An Employee who has terminated his or her election under the Salary Savings Agreement other than for Hardship reasons may not make another Elective Deferral:

                  [ ]      (i)      until the first day of the next Plan Year.

                  [ ]      (ii)     until the first day of the [X] next
                                    valuation period [ ] second valuation period following termination. [ ] third valuation period following termination.

                  [ ]      (iii)    for a period of     month(s) (not to exceed
                                    12 months).

[X]      (c)      Matching Employer Contribution [See paragraphs (h) and (i)]:

                  [X]      (i)      PERCENTAGE MATCH: The Employer shall
                                    contribute and allocate to each eligible
                                    Participant's account an amount equal to
                                    50*% of the amount contributed and allocated
                                    in accordance with paragraph 7(b) above and
                                    (if checked)     % of [ ] the amount of
                                    Voluntary Contributions made in accordance
                                    with paragraph 4.1 of the Basic Plan
                                    Document #R1. The Employer shall not match
                                    Participant Elective Deferrals as provided
                                    above in excess of $     or in excess of 6*%
                                    of the Participant's Compensation or if
                                    applicable, Voluntary Contributions in
                                    excess of $     or in excess of     % of the
                                    Participant's Compensation. In no event will
                                    the match on both Elective Deferrals and
                                    Voluntary Contributions exceed a combined
                                    amount of $     or     %.

                  [ ]      (ii)     DISCRETIONARY MATCH: The Employer shall
                                    contribute and allocate to each eligible
                                    Participant's account a percentage of the
                                    Participant's Elective Deferral contributed
                                    and allocated in accordance with paragraph
                                    7(b) above. The Employer shall set such
                                    percentage prior to the end of the Plan
                                    Year. The Employer shall not match
                                    Participant Elective Deferrals in excess of
                                    $     or in excess of     % of the
                                    Participant's Compensation.

                  [ ]      (iii)    TIERED MATCH: The Employer shall contribute
                                    and allocate to each Participant's account an amount equal to % of the first % of the Participant's Compensation, to the extent deferred. % of the next % of the Participant's Compensation, to the extent deferred.

                                        % of the next     % of the Participant's
                                    Compensation, to the extent deferred.

                  NOTE: Percentages specified in (iii) above may not increase as the percentage of Participant's contribution increases.

                  [ ]      (iv)     FLAT DOLLAR MATCH: The Employer shall
                                    contribute and allocate to each
                                    Participant's account $      if the
                                    Participant defers at least 1% of
                                    Compensation.

         *EMPLOYER MATCHING CONTRIBUTIONS SHALL BE MADE IN THE FORM OF EMPLOYER STOCK

                  [ ]      (v)      PERCENTAGE OF COMPENSATION MATCH: The
                                    Employer shall contribute and allocate to each Participant's account % of Compensation if the Participant defers at least 1% of Compensation.

                  [ ]      (vi)     PROPORTIONATE COMPENSATION MATCH: The
                                    Employer shall contribute and allocate to each Participant who defers at least 1% of Compensation, an amount determined by multiplying such Employer Matching
                                    Contribution by a fraction the numerator of which is the Participant's Compensation and the denominator of which is the Compensation of all Participants eligible to receive such an allocation. The Employer shall set such discretionary contribution prior to the end of the Plan Year.

                  [ ]      (vii)    QUALIFIED MATCH: Employer Matching
                                    Contributions will be treated as Qualified
                                    Matching Contributions to the extent
                                    specified below:

                                    [ ]     (A)      All Matching Contributions.

                                    [ ]     (B)      None.

                                    [ ]     (C)         % of the Employer's
                                                     Matching Contribution.

                                    [ ]     (D)      up to xxx % of each
                                                     Participant's Compensation.

                                    [ ]     (E)      The amount necessary
                                                     to meet the [ ] Average
                                                     Deferral Percentage (ADP)
                                                     test, [ ] Average
                                                     Contribution Percentage
                                                     (ACP) test, [ ] Both the
                                                     ADP and ACP tests.

                           (viii)   MATCHING CONTRIBUTION COMPUTATION PERIOD:
                                    The time period upon which matching
                                    contributions will be based shall be

                                    [ ]     (A)      weekly

                                    [ ]     (B)      bi-weekly

                                    [ ]     (C)      semi-monthly

                                    [ ]     (D)      monthly

                                    [ ]     (E)      quarterly

                                    [ ]     (F)      semi-annually

                                    [X]     (G)      annually

                           (ix) ELIGIBILITY FOR MATCH: Employer Matching Contributions, whether or not Qualified, will only be made on Employee Contributions not withdrawn prior to the end of the [X] valuation period [ ] Plan Year.

[ ]      (d)      Qualified Non-Elective Employer Contribution - [See paragraphs
                  (h) and (i)] These contributions are fully vested when contributed.

                  The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder. The amount of Qualified non-Elective Contributions taken into account for purposes of meeting the ADP or ACP test requirements is:

                  [ ]      (i)      All such Qualified non-Elective
                                    Contributions.

                  [ ]      (ii)     The amount necessary to meet [ ] the ADP
                                    test, [ ] the ACP test, [ ] Both the ADP and
                                    ACP tests.

                  Qualified non-Elective Contributions will be made to:

                  [ ]      (iii)    All Employees eligible to participate.

                  [ ]      (iv)     Only non-Highly Compensated Employees
                                    eligible to participate.

[X]      (e)      Additional Employer Contribution Other Than Qualified
                  Non-Elective Contributions - Non-Integrated [See paragraphs
                  (h) and (i)]

                  The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

[ ]      (f)      Additional Employer Contribution - Integrated Allocation
                  Formula [See paragraphs (h) and (i)]

                  The Employer shall have the right to make an additional discretionary contribution. The Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible Participants as follows:

                  (i) First, to the extent contributions and forfeitures are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.

                  (ii) Next, any remaining Employer Contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess compensation bears to the excess Compensation of all

                           Participants. Participants may only receive an allocation of 3% of excess Compensation.

                  (iii) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base defined at Section 3(j) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.

                  NOTE: If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another Plan [see Section 11(d)(ii)] covering the same Employees, sub-paragraphs (i) and (ii) above may be disregarded and 5.7%, 4.3% or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in (iii) above.

                  (iv) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants (whether or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

[ ]      (g)      Additional Employer Contribution-Alternative Integrated
                  Allocation Formula [See paragraph (h) and (i)]

                  The Employer shall have the right to make an additional discretionary contribution. To the extent that such contributions are sufficient, they shall be allocated as follows:

                       % of each eligible Participant's Compensation plus % of
                  Compensation in excess of the Taxable Wage Base defined at
                  Section 3(j) hereof. The percentage on excess compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies a Taxable Wage Base in Section 3(j) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

         NOTE: Only one plan maintained by the Employer may be integrated with Social Security.

         (h)      Allocation of Excess Amounts (Annual Additions)

                  In the event that the allocation formula above results in an Excess Amount, such excess shall be:

                  [ ]      (i)      placed in a suspense account accruing no
                                    gains or losses for the benefit of the
                                    Participant.

                  [X]      (ii)     reallocated as additional Employer
                                    contributions to all other Participants to the extent that they do not have any Excess
                                    Amount.

         (i)      Minimum Employer Contribution Under Top-Heavy Plans:

                  For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under paragraphs 7(d), 7(e), 7(f), 7(g) and 9 of this Adoption Agreement shall not be less than the amount required under paragraph 14.2 of the Basic Plan Document #R1. Top-Heavy minimums will be allocated to:

                  [ ]      (i)      all eligible Participants.

                  [X]      (ii)     only eligible non-Key Employees who are
                                    Participants.

         (j)      Return of Excess Contributions and/or Excess Aggregate
                  Contributions:

                  In the event that one or more Highly Compensated Employees are subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing the:

                  [ ]      (i)      the ADP of the affected Highly Compensated
                                    Employees.

                  [ ]      (ii)     the ACP of the affected Highly Compensated
                                    Employees.

                  [X]      (iii)    a combination of the ADP and ACP of the
                                    affected Highly Compensated Employees.


8.       ALLOCATIONS TO TERMINATED EMPLOYEES [PARAGRAPH 5.3]

         (a)      For Plan Years beginning prior to 1990:

                  [ ]      (i)      For Plan Years beginning prior to 1990, the
                                    Employer will not allocate Employer related contributions to any Participant who terminates employment during the Plan Year.

                  [ ]      (ii)     The Employer will allocate Employer related
                                    contributions to Employees who terminate during the Plan Year as a result of:

                  [ ]      (1)      Retirement.

                  [ ]      (2)      Disability.

                  [ ]      (3)      Death.

                  [ ]      (4)      Other termination provided that the
                                    Participant has completed a Year of Service.

                  [ ]      (5)      Other termination.

         (b) For Plan Years beginning in 1990 and thereafter, the Employer will allocate Employer related contributions to any Participant who is credited with more than 500 Hours of Service or is employed on the last day of the Plan Year without regard to the number of Hours of Service.

                  The Employer will also allocate Employer related contributions to any Participant who terminates during the Plan Year without accruing the necessary Hours of Service if they terminate as a result of:

                  [X]      (i)      Retirement.

                  [X]      (ii)     Disability.

                  [X]      (iii)    Death.

9.       ALLOCATION OF FORFEITURES

         NOTE: Subsections (a), (b) and (c) below apply to forfeitures of amounts other than Excess Aggregate Contributions.

         (a)      Allocation Alternatives:

                  [ ]      (i)      Not Applicable. All contributions are always
                                    fully vested.

                  [ ]      (ii)     Forfeitures shall be allocated to
                                    Participants in the same manner as the
                                    Employer's contribution.

                                    If allocation to other Participants is
                                    selected, the allocation shall be as
                                    follows:

                                    [1]     Amount attributable to Employer
                                            discretionary contributions and
                                            Top-Heavy minimums will be allocated
                                            to:

                                            [ ]      all eligible Participants
                                                     under the Plan.

                                            [ ]      only those Participants
                                                     eligible for an allocation
                                                     of matching contributions
                                                     in the current year.

                                    [2]      Amounts attributable to Employer
                                             Matching contributions will be
                                             allocated to:

                                            [ ]      all eligible Participants.

                                            [ ]      only those Participants
                                                     eligible for allocations of
                                                     matching contributions in
                                                     the current year.

                  [ ]      (iii)    Forfeitures shall be applied to reduce the
                                    Employer's contribution for such Plan Year.

                  [X]      (iv)     Forfeitures shall be applied to offset
                                    administrative expenses of the Plan. If
                                    forfeitures exceed these expenses, (iii) above shall apply.

         (b)      Date for Reallocation:

         NOTE: If no distribution has been made to a former Participant, sub-section (i) below will apply to such Participant even if the Employer elects (ii), (iii) or (iv) below as its normal administrative policy.

                  [ ]      (i)      Forfeitures shall be reallocated at the end
                                    of the Plan Year during which the former
                                    Participant incurs his or her fifth
                                    consecutive one year Break In Service.

                  [ ]      (ii)     Forfeitures will be reallocated immediately
                                    (as of the next Valuation Date).

                  [X]      (iii)    Forfeitures shall be reallocated at the end
                                    of the Plan Year during which the former
                                    Employee incurs his or her 1 (1st, 2nd, 3rd, or 4th) consecutive one year Break In
                                    Service.

                  [ ]      (iv)     Forfeitures will be reallocated immediately
                                    (as of the Plan Year end).

         (c)      Restoration of Forfeitures:

                  If amounts are forfeited prior to five consecutive 1-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

                  [1]      (i)      Current year's forfeitures.

                  [3]      (ii)     Additional Employer contribution.

                  [2]      (iii)    Income or gain to the Plan.

         (d) Forfeitures of Excess Aggregate Contributions shall be:

                  [X]      (i)      Applied to reduce Employer contributions.

                  [ ]      (ii)     Allocated, after all other forfeitures under
                                    the Plan, to the Matching Contribution
                                    account of each non-Highly Compensated
                                    Participant who made Elective Deferrals or Voluntary Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Such forfeitures cannot be allocated to the account of any Highly Compensated Employee.

                  Forfeitures of Excess Aggregate Contributions will be so applied at the end of the Plan Year in which they occur.

10.      CASH OPTION

         [ ]      (a)      The Employer may permit a Participant to elect to
                           defer to the Plan, an amount not to exceed     % of
                           any Employer paid cash bonus made for such Participant for any year. A Participant must file an election to defer such contribution at least fifteen
                           (15) days prior to the end of the Plan Year. If the Employee fails to make such an election, the entire
                           Employer paid cash bonus to which the Participant would be entitled shall be paid as cash and not to the Plan. Amounts deferred under this section shall be treated for all purposes as Elective Deferrals.
                           Notwithstanding the above, the election to defer must be made before the bonus is made available to the Participants.

         [X]      (b)      Not Applicable.

11.      LIMITATIONS ON ALLOCATIONS [ARTICLE X]

         [X] This is the only Plan the Employer maintains or ever maintained; therefore, this section is not applicable.

         [ ] The Employer does maintain or has maintained another Plan (including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(l)(2)], under which amounts are treated as Annual Additions) and has completed the proper sections below.

         Complete (a) if you maintain Paired Plan #R1001 (Regional Prototype Profit-Sharing Plan) or #R1002 (Regional Prototype Money Purchase
         Plan).

         (a) The minimum contribution required under paragraph 14.2 of Basic Plan Document #R1 shall be made to:

                  [ ]      (i)      This Plan.

                  [ ]      (ii)     Paired Plan #      .

         NOTE: If you maintain Defined Contribution Paired Plan #R1002 it is suggested that you list that Plan number above.

         Complete (b), (c) and (d) only if you maintain or ever maintained another qualified plan (other than Paired Plan #R1001 or #R1002), including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(l)(2)], in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

         (b) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Regional Prototype Plan:

                  [ ]      (i)      The provisions of Article X of the Basic
                                    Plan Document #R1 will apply, as if the
                                    other plan were a Regional Prototype Plan.

                  [ ]      (ii)     Attach provisions stating the method under
                                    which the plans will limit total Annual
                                    Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

         (c) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer:

                  Attach provisions which will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

         (d)      The minimum contribution or benefit required under Code
                  Section 416 relating to Top- Heavy Plans shall be satisfied by:

                  [ ]      (i)      This Plan.

                  [ ]      (ii)     (Name of other qualified plan of the
                                    Employer).

                  [ ]      (iii)    Attach provisions stating the method under
                                    which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in the Top-Heavy Ratio.

12.      VESTING [ARTICLE IX]

         Employees shall have a fully vested and nonforfeitable interest in any Employer contribution and the investment earnings thereon made in accordance with paragraphs (select one or more options) [ ] 7(c), [ ] 7(e), [ ] 7(f), [ ] 7(g) and [ ] 7(i) hereof. Contributions under paragraph 7(b), 7(c)(vii) and 7(d) are always fully vested. If one or more of the foregoing options are not selected, such Employer contributions shall be subject to the vesting table selected by the Employer.

         Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the Two-twenty vesting schedule [option (b)(iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option (b)(iv), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

         (a)      Computation Period:

                  The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

                  [ ]      (i)      shall not be applicable since Participants
                                    are always fully vested,

                  [ ]      (ii)     shall commence on the date on which an
                                    Employee first performs an Hour of Service for the Employer and each subsequent
                                    12-consecutive month period shall commence on the anniversary thereof, or

                  [X]      (iii)    shall commence on the first day of the Plan
                                    Year during which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

                  A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(l)(iii) of this Adoption Agreement] at any time during the 12-consecutive month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive month computation period and the Participant need not be employed at the end of the 12- consecutive month computation period to receive credit for a Year of Service.

         (b)      Vesting Schedules:

         NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

                  (i)      Full and immediate vesting.

                                Years of Service

                                     1       2        3        4        5        6       7
                                    --      --       --       --       --       --      --
                  (ii)              __%     100%

                  (iii)              0%      0%      100%

                  (iv)              __%      20%      40%     60%       80%     100%

                  (v)               __%      __%      20%     40%       60%       80%   100%

                  (vi)              10%      20%      30%      40%      60%       80%   100%

                  (vii)             __%      __%      __%      __%     100%

                  (viii)            __%      __%      __%      __%     ___%      ___%   100%

         NOTE: The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

                  [X] All contributions other than those which are fully vested when contributed will vest under schedule III. above.

                  [ ] Contributions other than those which are fully vested when contributed will vest as provided below:

                      Vesting
                  Option Selected                           Type Of Employer Contribution
                  _____                              7(c) Employer Match Salary Savings
                  _____                              7(c) Employer Match on Employee Voluntary
                  _____                              7(e) Employer Discretionary
                  _____                              7(f) & (g) Employer Discretionary - Integrated

         (c)      Service disregarded for Vesting:

                  [X]      (i)      Not Applicable. All Service shall be
                                    considered.

                  [ ]      (ii)     Service prior to the Effective Date of this
                                    Plan or a predecessor plan shall be
                                    disregarded when computing a Participant's vested and nonforfeitable interest.

                  [ ]      (iii)    Service prior to a Participant having
                                    attained age 18 shall be disregarded when computing a Participant's vested and nonforfeitable interest.

13.      SERVICE WITH PREDECESSOR ORGANIZATION

         For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s):
         (These hours will also be used for vesting purposes.)

14.      ROLLOVER/TRANSFER CONTRIBUTIONS

         (a) Rollover Contributions, as described at paragraph 4.3 of the Basic Plan Document #R1, [X] shall [ ] shall not be permitted. If permitted, Employees [X] may [ ] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

         (b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #R1, [X] shall [ ] shall not be permitted. If permitted, Employees [X] may [ ] may not Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

         NOTE: Even if available, the Employer may refuse to accept such contributions if its Plan meets the safe-harbor rules of paragraph 8.7 of the Basic Plan Document #R1.

15.      HARDSHIP WITHDRAWALS

         Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #R1, [X] are [ ] are not permitted.

16.      PARTICIPANT LOANS

         Participant loans, as provided for in paragraph 13.4 of the Basic Plan Document #R1, [X] are [ ] are not permitted. If permitted, repayments of principal and interest shall be repaid to [ ] the Participant's segregated account or [X] the general Fund.

17.      INSURANCE POLICIES

         The insurance provisions of paragraph 13.5 of the Basic Plan Document #R1 [ ] shall [X] shall not be applicable.

18.      EMPLOYER INVESTMENT DIRECTION

         The Employer investment direction provisions, as set forth in paragraph
         13.6 of the Basic Plan Document #R1, [X] shall [ ] shall not be applicable.

19.      EMPLOYEE INVESTMENT DIRECTION

         (a) The Employee investment direction provisions, as set forth in paragraph 13.7 of the Basic Plan Document #R1, [X] shall [ ] shall not be applicable.

                  If applicable, Participants may direct their investments:

                  [X]      (i)      among funds offered by the Trustee.

                  [ ]      (ii)     among any allowable investments.

         (b) Participants may direct the following kinds of contributions and the earnings thereon (check all applicable):

                  [ ]      (i)      All Contributions.

                  [X]      (ii)     Elective Deferrals.

                  [ ]      (iii)    Employee Voluntary Contributions
                                    (after-tax).

                  [ ]      (iv)     Employee Mandatory Contributions
                                    (after-tax).

                  [ ]      (v)      Employer Qualified Matching Contributions.

                  [ ]      (vi)     Other Employer Matching Contributions.

                  [ ]      (vii)    Employer Qualified Non-Elective
                                    Contributions.

                  [ ]      (viii)   Employer Discretionary Contributions.

                  [X]      (ix)     Rollover Contributions.

                  [X]      (x)      Transfer Contributions.

                  [ ]      (xi)     All of above which are checked, but only to
                                    the extent that the Participant is vested in those contributions.

20.      EARLY PAYMENT OPTION

         (a) A Participant who separates from Service prior to retirement, death or Disability [X] may [ ] may not make application to the Employer requesting an early payment of his or her vested account balance.

         (b) A Participant who has not separated from Service [ ] may [X] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant is 100% vested.

         (c) A Participant who has attained the Plan's Normal Retirement Age and who has not separated from Service [ ] may [X] may not receive a distribution of his or her vested account balance.

         NOTE: If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distribution see item 21(a) below.

21.      DISTRIBUTION OPTIONS

         (a)      Timing of Distributions:

                  In cases of termination for other than death, Disability or retirement, benefits shall be paid:

                  [ ]      (i)      As soon as administratively feasible,
                                    following the close of the valuation period during which a distribution is requested or is otherwise payable.

                  [ ]      (ii)     As soon as administratively feasible
                                    following the close of the Plan Year during which a distribution is requested or is otherwise payable.

                  [ ]      (iii)    As soon as administratively feasible,
                                    following the date on which a distribution is requested or is otherwise payable.

                  [X]      (iv)     As soon as administratively feasible, after
                                    the close of the Plan Year during which the Participant incurs 1 consecutive one-year
                                    Breaks in Service.

                  [ ]      (v)      Only after the Participant has achieved the
                                    Plan's Normal Retirement Age, or Early
                                    Retirement Age, if applicable.

                  In cases of death, Disability or retirement, benefits shall be paid:

                  [X]      (vi)     As soon as administratively feasible,
                                    following the close of the valuation period during which a distribution is requested or is otherwise payable.

                  [ ]      (vii)    As soon as administratively feasible
                                    following the close of the Plan Year during which a distribution is requested or is otherwise payable.

                  [ ]      (viii)   As soon as administratively feasible,
                                    following the date on which a distribution is requested or is otherwise payable.

         (b)      Optional Forms of Payment:

                  [ ]      (i)      Lump Sum.

                  [X]      (ii)     Installment Payments.

                  [ ]      (iii)    Life Annuity*.

                  [ ]      (iv)     Life Annuity  Term Certain*.
                                    Life Annuity with payments guaranteed for years (not to exceed 20 years, specify all applicable).

                  [ ]      (v)      Joint and [ ] 50%, [ ] 66-2/3%, [ ] 75% or
                                    [ ] 100% survivor annuity* (specify all applicable).

                  [ ]      (vi)     Other form(s) specified:

                  *Not available in Plan meeting provisions of paragraph 8.7 of Basic Plan Document #R1.

         (c)      Recalculation of Life Expectancy:

                  In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse) [ ] shall [X] shall not have the right to have their life expectancy recalculated.

                  If "shall",

                  [ ]      only the Participant shall be recalculated.

                  [ ] both the Participant and Spouse shall be recalculated.

                  [ ] who is recalculated shall be determined by the Participant.

22.      SIGNATURES

         (a)      EMPLOYER:

                  Name and address of Employer if different than specified in
                  Section 1 above.


                  This agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #R1 were adopted by the Employer the 31st day of March, 1998.

                  Signed for the Employer by:        J. MYERS JONES

                  Title:                             PRESIDENT

                  Signature:                         /s/ J. Myers Jones

                  THE EMPLOYER UNDERSTANDS THAT ITS FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF ITS PLAN.

                  Employer's Reliance: An Employer who maintains or has ever maintained or who later adopts any Plan [including, after December 31, 1985, a Welfare Benefit Fund, as defined in Code
                  Section 419(e) which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Section 419A(d)(3)] or an individual medical account, as defined in Code Section 415(l)(2), in addition to this Plan (other than Paired Plan #R1001 or #R1002) may not rely on the notification letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple Plans or who may not rely on this notification letter pursuant to the preceding sentence, wishes to obtain reliance that such Plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue. The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its plan.

                  This Adoption Agreement may only be used in conjunction with Basic Plan Document #R1.

         (b)      TRUSTEE:

                  Name of Trustee:

                  GORDON E. INMAN, RICHARD E. HERRINGTON

                  The Employer's Plan as contained herein was accepted by the Trustee(s) the 31st day of March, 1998 .

         Signed for the Trustee by:

         Title:

         Signature:      /s/ Gordon E. Inman     /s/ Richard E. Herrington

         (c)      SPONSOR:

                  The Employer's Agreement and the corresponding provisions of the Plan and Trust/Custodial Account Basic Plan Document #R1 were accepted by the Sponsor the 30th day of March, 1998.

         Signed for the Sponsor by:         JOHN K. KOPRA

         Title:                             VICE PRESIDENT

         Signature:                         /s/ John K. Kopra